UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 5, 2018

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	980184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA, 98004
(Address of Principal Executive Offices) (Zip Code)

1-888-605-7780
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2018, Dennis T. Chang, who has served the company as its President and as a Director, submitted his resignation from both of those roles, effective immediately. VPLM is grateful for Mr. Chang’s service.

In order to ensure continuity of management, the VPLM Board of Directors, with Ryan L. Thomas abstaining, has appointed Mr. Thomas to serve as the President, effective immediately.

The Board, under the Direction of its chair, Dr. Colin Tucker has:

1.	Provided Mr. Chang a copy of this notice and an opportunity to respond to it on the day and date first above written.
2.	Requested Mr. Chang to continue to serve with the company as Secretary/Treasurer.
3.	Requested Mr. Chang to forward to Mr. Thomas any files or other information germane to his new role.
4.	Invited nominations for a new director.

Information required by 17 CFR 229.401 for Mr. Thomas and Mr. Chang is available in VPLM’s most recent 10K report.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: October 5, 2018	By: /s/Emil Malak
Emil Malak
Chief Executive Officer

DATED: October 5, 2018	By: /s/D. Barry Lee
D. Barry Lee
Chief Financial Officer